Exhibit (h)(32)

FIRST AMENDMENT TO
EXPENSE LIMITATION AGREEMENT

THIS FIRST AMENDMENT TO EXPENSE LIMITATION AGREEMENT (this “Amendment”) is effective as of April 28, 2023, by and between Hennessy Advisors, Inc., a California corporation (the “Adviser”), and Hennessy Funds Trust, a Delaware statutory trust (the “Trust”).

RECITALS

WHEREAS, the Adviser and the Trust are parties to that certain Expense Limitation Agreement dated December 19, 2022, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. Amendments. Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2. Miscellaneous.

a.  Except as amended hereby, the Agreement shall remain in full force and effect.

b.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * *
(Signature page follows.)

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

HENNESSY ADVISORS, INC. By: /s/ Teresa M. Nilsen Teresa M. Nilsen President	HENNESSY FUNDS TRUST By: /s/ Neil J. Hennessy Neil J. Hennessy President

Signature Page to First Amendment to Expense Limitation Agreement

SCHEDULE A

OPERATING EXPENSE LIMITS

(as of April 28, 2023)

Maximum Operating
Fund Name and Class of Shares	Expense Limit*

Hennessy Stance ESG ETF	0.85%

*	Expressed as a percentage of the ETF’s average daily net assets.

This amount is exclusive of all federal, state and local taxes, interest, brokerage commissions, acquired fund fees and expenses (as defined in Form N‑1A under the Investment Company Act of 1940, as amended, or any successor form thereto) and any extraordinary items.

Schedule A